Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Michael A. Hajost
+1 610-208-3892	+1 610-208-3476
wrudolph@cartech.com	mhajost@cartech.com

CARPENTER TECHNOLOGY REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2015 RESULTS

Fourth quarter:

•                 Reported earnings per share of $0.44 or $0.52 adjusted for restructuring charges and special items

•                 Net sales of $558.0 million

•                 Free cash flow of $106.7 million

Full year:

•                 Reported earnings per share of $1.11 or $1.51 adjusted for restructuring charges and special items

•                 Net sales up 2 percent on 4 percent lower volume

•                 Free cash flow of $74.4 million

WYOMISSING, Pa. – July 30, 2015 – Carpenter Technology Corporation (NYSE: CRS) today announced financial results for the quarter ended June 30, 2015. Carpenter reported net income of $22.5 million or $0.44 per diluted share. Excluding restructuring charges and special items, earnings per share would have been $0.52 in the quarter. This compares to a reported net income of $38.1 million or $0.71 per diluted share in the same quarter last year.

Financial Highlights

($ in millions)	Q4	Q4	Q3	YTD	YTD
	FY2015	FY2014	FY2015	FY2015	FY2014
Net Sales	$558.0	$604.6	$570.6	$2,226.7	$2,173.0
Net Sales Excluding Surcharge (a)	$463.0	$488.9	$462.9	$1,811.8	$1,782.8
Operating Income	$39.5	$59.2	$4.8	$111.5	$212.0
Net Income (loss)	$22.5	$38.1	$(1.4)	$58.7	$132.8
Free Cash Flow (a)	$106.7	$34.9	$86.7	$74.4	$(147.8)

(a) non-GAAP financial measure explained in the attached tables

Comment

Tony Thene, Carpenter’s president and chief executive officer, stated: “We are pleased with the progress we have made on the initiatives outlined during our third quarter earnings call. Our efforts are reflected in the operating cost performance improvements and in further reductions in inventory during the quarter. There is no doubt that more work remains. The focus of our ongoing efforts continues to be on executing our improvement plans for workplace safety, customer satisfaction, operating cost performance and working capital management.

“Our performance in fiscal year 2015 was below our expectations; however, we have taken actions that have yielded some early positive results and a markedly changed mindset. Those actions supported $194 million of positive free cash flow generation in the second half of fiscal year 2015, which has been redeployed to purchase approximately $154 million of our shares to date.

“As we look to the first quarter of fiscal year 2016, the significant decline in the Energy market remains a primary concern. This weakness will amplify the seasonal volume decline we typically experience in the first fiscal quarter of each year.”

Net Sales and Operating Income

Net sales for the fourth quarter of fiscal year 2015 were $558.0 million, and net sales excluding surcharge were $463.0 million, a decrease of $25.9 million (or 5 percent) from the same quarter last year, on 14 percent lower volume.

Operating income was $39.5 million, a decrease of $19.7 million from the fourth quarter of the prior year. Operating income—excluding pension earnings, interest and deferrals (EID) and restructuring charges and special items—was $48.2 million, a decrease of $17.0 million (or 26 percent) from the fourth quarter of the prior year. These results reflect higher Specialty Alloys Operations (SAO) operating costs, reduced demand for Oil & Gas products, and the unfavorable impacts of inventory reduction initiatives, which were all partially offset by a stronger mix of products within the SAO segment and lower fixed overhead costs.

Restructuring Charges and Special Items

The fourth quarter results include restructuring charges and special items of $0.08 per diluted share, consisting of severance costs, site closure costs and consulting fees related to the Business Management Office (BMO).

Cash Flow

Cash flow from operations was $134.1 million in the fourth quarter of fiscal year 2015, which included a $54.4 million reduction in inventory, a $20.4 million decrease in other working capital and $1.7 million of pension contributions. This compares to a cash flow from operations of $95.5 million in the prior year’s fourth quarter, which included a $23.6 million decrease in inventory, a $2.2 million increase in other working capital and $1.7 million of pension contributions. Free cash flow in the fourth quarter of fiscal year 2015 was $106.7 million, compared to $34.9 million in the same quarter last year. Capital expenditures in the fourth quarter of fiscal year 2015 were $18.3 million, compared to $51.0 million in the prior year’s fourth quarter.

Total liquidity, including cash and available revolver balance, was $563 million at the end of the fourth quarter. This consisted of $70 million of cash and $493 million of available borrowing under the Company’s credit facility.

End-Use Markets

	Q4 FY15 Sales* Ex. Surcharge (in Millions)	Q4 FY15 vs. Q4 FY14	Q4 FY15 vs. Q3 FY15
Aerospace and Defense	$216.5	+2%	+1%
Energy	$51.3	-30%	-16%
Medical	$32.4	+16%	+12%
Transportation	$33.3	-1%	0%
Industrial and Consumer	$95.9	-10%	+4%

* Excludes sales through Carpenter’s Distribution businesses

Aerospace and Defense

•             Engine material sales were flat year-over-year.

•             Fastener activity continued to be strong, with sales up both year-over-year and sequentially.

•             Structural sales were relatively flat year-over-year and up sequentially with a stronger mix.

•             Defense material sales were up both year-over-year and sequentially due to the growth of supported programs.

Energy

•             The North American quarterly average directional rig count was down 46 percent year-over-year and 39 percent sequentially.

•             There was continued weakness for materials used in Oil & Gas drilling.

•             Softening demand is now evident for materials used in Oil & Gas completions.

•             Power generation sales were up both year-over-year and sequentially.

Medical

•             Carpenter’s market position is improving as the supply chain stabilizes.

•             Year-over-year and sequential growth were led by:

—        Strengthened demand for materials used for surgical instruments

—        Increased sales of titanium materials used in orthopedic implant procedures

Transportation

•             Demand levels remained high for materials used in automotive applications.

•             Market trends favor Carpenter’s product attributes to reduce emissions and improve fuel efficiency.

•             Backlog is growing with an improved mix

Industrial and Consumer

•             Sales were down year-over-year due to reduced shipments of selective lower value industrial products.

•             Sales grew sequentially for materials used in high-end applications for consumer electronics.

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, July 30, at 10:00 a.m. ET, to discuss the financial results and operations for the fiscal fourth quarter and the full 2015 fiscal year. Please call 610-208-2097 for details. Access to both the call and webcast presentation will also be available at Carpenter’s website (http://www.cartech.com), and a replay of the call will soon be made available at http://www.cartech.com.  Presentation materials used during this conference call will be available for viewing and download at 8:00 a.m. ET today, at http://www.cartech.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter produces and distributes premium alloys, including special alloys, titanium alloys and powder metals, as well as stainless steels, alloy steels and tool steels. Information about Carpenter can be found at http://www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2014, Form 10-Q for the quarters ended September 30, 2014, December 31, 2014 and March 31, 2015, and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers and suppliers, or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, cost savings and reductions, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading, Latrobe and Athens for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the success of restructuring actions; and (17) share repurchases are at Carpenter’s discretion and could be affected by changes in Carpenter’s share price, operating results, capital spending, cash flows, inventory, acquisitions, investments, tax laws and general market conditions. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Year Ended

	June 30,		June 30,

	2015	2014	2015	2014

NET SALES	$558.0	$604.6	$2,226.7	$2,173.0
Cost of sales	469.6	499.0	1,908.4	1,774.1
Gross profit	88.4	105.6	318.3	398.9

Selling, general and administrative expenses	45.2	46.4	177.7	186.9
Restructuring charges	3.7	-	29.1	-
Operating income	39.5	59.2	111.5	212.0

Interest expense	(6.8)	(6.2)	(27.7)	(17.0)
Other income, net	0.6	1.2	5.3	1.4

Income before income taxes	33.3	54.2	89.1	196.4
Income tax expense	10.8	16.1	30.4	63.6

NET INCOME	$22.5	$38.1	$58.7	$132.8

EARNINGS PER SHARE:
Basic	$0.44	$0.71	$1.11	$2.48
Diluted	$0.44	$0.71	$1.11	$2.47

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	50.9	53.4	52.6	53.3
Diluted	51.0	53.8	52.7	53.6

Cash dividends per common share	$0.18	$0.18	$0.72	$0.72

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Year Ended
	June 30,

	2015	2014

OPERATING ACTIVITIES:
Net income	$58.7	$132.8
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	122.3	111.9
Non-cash restructuring and asset impairment charges	7.6	-
Deferred income taxes	60.4	(9.7)
Net pension expense	44.5	57.9
Payments from qualified pension plan associated with restructuring	8.3	-
Stock-based compensation expense	10.0	11.4
Net loss on disposals of property and equipment	1.2	1.5
Changes in working capital and other:
Accounts receivable	25.4	5.6
Inventories	36.0	(37.0)
Other current assets	(0.3)	(5.0)
Accounts payable	(59.9)	16.8
Accrued liabilities	(12.1)	(21.1)
Pension plan contributions	(7.2)	(6.3)
Other postretirement plan contributions	(13.2)	(13.1)
Other, net	0.9	(6.1)
Net cash provided from operating activities	282.6	239.6

INVESTING ACTIVITIES:
Purchases of property, equipment and software	(170.5)	(349.2)
Proceeds from disposals of property and equipment	0.2	0.3
Proceeds from sales and maturities of marketable securities	0.3	0.3
Net cash used for investing activities	(170.0)	(348.6)

FINANCING ACTIVITIES:
Dividends paid	(37.9)	(38.5)
Purchases of treasury stock	(124.5)	-
Tax benefits on share-based compensation	0.7	2.3
Proceeds from stock options exercised	2.3	7.1
Net cash used for financing activities	(159.4)	(29.1)

Effect of exchange rate changes on cash and cash equivalents	(3.2)	0.6

DECREASE IN CASH AND CASH EQUIVALENTS	(50.0)	(137.5)
Cash and cash equivalents at beginning of period	120.0	257.5

Cash and cash equivalents at end of period	$70.0	$120.0

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 30,	June 30,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$70.0	$120.0
Accounts receivable, net	304.1	339.6
Inventories	655.8	699.2
Deferred income taxes	3.3	-
Other current assets	37.2	35.7
Total current assets	1,070.4	1,194.5

Property, plant and equipment, net	1,397.0	1,407.0
Goodwill	257.4	257.7
Other intangibles, net	71.6	80.6
Other assets	109.5	117.7
Total assets	$2,905.9	$3,057.5

LIABILITIES
Current liabilities:
Accounts payable	$169.5	$278.1
Accrued liabilities	152.6	148.0
Deferred income taxes	-	4.5
Total current liabilities	322.1	430.6

Long-term debt, net of current portion	607.1	604.3
Accrued pension liabilities	334.1	203.4
Accrued postretirement benefits	111.2	163.2
Deferred income taxes	146.5	110.7
Other liabilities	59.0	41.0
Total liabilities	1,580.0	1,553.2

STOCKHOLDERS’ EQUITY
Common stock	276.2	275.8
Capital in excess of par value	266.6	263.5
Reinvested earnings	1,332.4	1,311.6
Common stock in treasury, at cost	(221.1)	(101.4)
Accumulated other comprehensive loss	(328.2)	(245.2)
Total stockholders’ equity	1,325.9	1,504.3
Total liabilities and stockholders’ equity	$2,905.9	$3,057.5

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2015	2014	2015	2014
Pounds sold (000):
Specialty Alloys Operations	66,598	77,932	269,550	282,914
Performance Engineered Products	4,200	3,790	15,262	12,248
Intersegment	(1,826)	(1,184)	(7,330)	(4,774)

Consolidated pounds sold	68,972	80,538	277,482	290,388

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$357.1	$369.1	$1,373.5	$1,344.6
Surcharge	95.5	118.0	423.1	397.0

Specialty Alloys Operations net sales	452.6	487.1	1,796.6	1,741.6

Performance Engineered Products
Net sales excluding surcharge	113.3	136.0	496.5	496.6
Surcharge	0.3	0.3	1.2	2.0

Performance Engineered Products net sales	113.6	136.3	497.7	498.6

Intersegment
Net sales excluding surcharge	(7.4)	(16.2)	(58.2)	(58.4)
Surcharge	(0.8)	(2.6)	(9.4)	(8.8)

Intersegment net sales	(8.2)	(18.8)	(67.6)	(67.2)

Consolidated net sales	$558.0	$604.6	$2,226.7	$2,173.0

Operating income:
Specialty Alloys Operations	$49.2	$63.0	$155.2	$232.7
Performance Engineered Products	8.3	12.2	39.1	45.5
Corporate costs (including restructuring charges)	(16.1)	(10.1)	(72.0)	(43.8)
Pension earnings, interest and deferrals	(2.4)	(6.0)	(9.4)	(21.8)
Intersegment	0.5	0.1	(1.4)	(0.6)

Consolidated operating income	$39.5	$59.2	$111.5	$212.0

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe and surrounding areas in Pennsylvania, South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products business, the Amega West business, the Specialty Steel Supply business, the Latrobe Special Metals Distribution business and Aceros Fortuna based in Mexico. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included under the heading “Pension earnings, interest and deferrals”.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

OPERATING MARGIN EXCLUDING SURCHARGE,	Three Months Ended		Year Ended
PENSION EARNINGS, INTEREST AND DEFERRALS,	June 30,		June 30,
RESTRUCTURING CHARGES AND SPECIAL ITEMS	2015	2014	2015	2014

Net sales	$558.0	$604.6	$2,226.7	$2,173.0
Less: surcharge revenue	95.0	115.7	414.9	390.2
Consolidated net sales excluding surcharge	$463.0	$488.9	$1,811.8	$1,782.8

Operating income	$39.5	$59.2	$111.5	$212.0
Pension earnings, interest and deferrals	2.4	6.0	9.4	21.8
Operating income excluding pension earnings, interest and deferrals	41.9	65.2	120.9	233.8

Restructuring charges and special items:
Restructuring charges	3.7	-	29.1	-
Consulting costs	2.6	-	5.1	-
Weather-related costs	-	-	-	8.0
Operating income excluding pension earnings, interest and deferrals, restructuring charges and special items	$48.2	$65.2	$155.1	$241.8

Operating margin excluding surcharge and pension earnings, interest and deferrals	9.0%	13.3%	6.7%	13.1%

Operating margin excluding surcharge, pension earnings, interest and deferrals, restructuring charges and special items	10.4%	13.3%	8.6%	13.6%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company.

Management believes that removing the impact of costs associated with restructuring and special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance.

ADJUSTED EARNINGS PER SHARE EXCLUDING RESTRUCTURING CHARGES AND SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

Three months ended June 30, 2015, as reported	$33.3	$10.8	$22.5	$0.44

Restructuring charges	3.7	1.3	2.4
Consulting costs	2.6	0.9	1.7
Total impact of restructuring charges and special items	6.3	2.2	4.1

Three months ended June 30, 2015, as adjusted	$39.6	$13.0	$26.6	$0.52

* Impact per diluted share calculated using weighted average common shares outstanding of 51.0 million.

ADJUSTED EARNINGS PER SHARE EXCLUDING RESTRUCTURING CHARGES AND SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income	Earnings Per Diluted Share*

Year ended June 30, 2015, as reported	$89.1	$30.4	$58.7	$1.11

Restructuring charges	29.1	10.2	18.9
Consulting costs	5.1	1.8	3.3
Legal settlement	(4.4)	(1.5)	(2.9)
Impact of tax law change	-	(1.6)	1.6
Total impact of restructuring charges and special items	29.8	8.9	20.9

Year ended June 30, 2015, as adjusted	$118.9	$39.3	$79.6	$1.51

* Impact per diluted share calculated using weighted average common shares outstanding of 52.7 million.

Management believes that earnings per share adjusted to exclude the impact of restructuring charges and special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
FREE CASH FLOW	2015	2014	2015	2014

Net cash provided from operating activities	$134.1	$95.5	$282.6	$239.6
Purchases of property, equipment and software	(18.3)	(51.0)	(170.5)	(349.2)
Proceeds from disposals of property and equipment	-	-	0.2	0.3
Dividends paid	(9.1)	(9.6)	(37.9)	(38.5)

Free cash flow	$106.7	$34.9	$74.4	$(147.8)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
NET SALES BY END-USE MARKET	2015	2014	2015	2014

End-Use Market Excluding Surcharge:
Aerospace and defense	$216.5	$212.2	$800.5	$775.3
Industrial and consumer	95.9	107.1	383.0	379.8
Energy	51.3	73.4	250.2	269.9
Transportation	33.3	33.5	128.7	118.0
Medical	32.4	28.0	113.8	103.5
Distribution	33.6	34.7	135.6	136.3

Consolidated net sales excluding surcharge	463.0	488.9	1,811.8	1,782.8

Surcharge revenue	95.0	115.7	414.9	390.2

Consolidated net sales	$558.0	$604.6	$2,226.7	$2,173.0

	Three Months Ended		Year Ended
	June 30,		June 30,
NET SALES BY MAJOR PRODUCT CLASS	2015	2014	2015	2014

Net Sales by Product Class Excluding Surcharge:
Special alloys	$193.0	$182.6	$712.8	$666.3
Stainless steel	117.8	153.1	524.0	548.7
Alloy and tool steel	48.4	52.6	180.5	198.4
Titanium products	45.2	44.1	164.8	157.7
Powder metals	15.8	15.0	61.8	48.6
Distribution and other	42.8	41.5	167.9	163.1

Consolidated net sales excluding surcharge	463.0	488.9	1,811.8	1,782.8

Surcharge revenue	95.0	115.7	414.9	390.2

Consolidated net sales	$558.0	$604.6	$2,226.7	$2,173.0